Exhibit 10.22

BRIDGE NOTE

Principal Amount: USD $220,000.00	Issue Date: January 17, 2020
Actual Amount of Purchase Price: USD $200,000.00

THIS BRIDGE NOTE (this “Note”) is made as of January 17, 2020 (the “Issue Date”), by FOOTHILLS PRODUCTION I, LLC, a Wyoming limited liability company (hereinafter the “Company” or “Borrower”), for the benefit of BEIJING GAS BLUE SKY HOLDINGS LIMITED, a limited liability company incorporated in Bermuda, whose registered address is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, and its successors and assigns (“Lender”), in the principal amount of Two Hundred Twenty Thousand and No/100ths United States Dollars (USD $220,000.00), due and payable on April 17, 2020 (the “Maturity Date”).

FOR VALUE RECEIVED, Borrower hereby promises to pay Lender the principal sum of USD $220,000.00 (the “Principal Amount”), which amount is the USD $200,000.00 actual amount of the purchase price (the “Consideration”) hereof plus an original issue discount in the amount of USD $20,000.00 (the “OID”) together with accrued unpaid interest on or before the Maturity Date.

1. Funding Amount. Lender shall disperse funds pursuant to this Note according to the specific instructions as described in Exhibit A, attached hereto and incorporated herein.

2. Payments. Payments shall be made at such place as Lender may direct in lawful money of the United States of America. The full amount of this Note shall be paid by Borrower to Lender on or before the Maturity Date.

3. Merger/Joiner. All amounts due pursuant to this Note may be subsequently merged or joined into a larger senior secured promissory note or corporate debenture with the Borrower’s parent company at the Lender’s option.

4. Interest. The Note shall bear interest at the rate of twelve- and one-half percent (12.5%) per annum, payable quarterly.

5. Prepayment. Borrower reserves the right to prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind. Any partial prepayment shall be applied first to interest accrued through the date of payment and then to principal.

6. Defaults and Remedies.

(a) Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Borrower shall fail to pay any of the Principal Amount and the Interest or other sums due under this Note within ten (10) business days of when any such payment shall be due and payable; (ii) the Borrower makes an assignment of substantially all of its assets for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Borrower, and the order or decree is not vacated within seventy five days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Borrower insolvent, and the order or decree is not vacated within seventy five days from the date of entry thereof; (v) the Borrower files a petition in bankruptcy under the provisions of any Debtor Relief Law; (vi) the Borrower admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Borrower of an audit letter from its accountants questioning the viability of the Borrower as a going concern shall not, in and of itself, be construed as an admission by the Borrower of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Borrower and such proceeding or petition is not dismissed within ninety days from the date it is filed; (viii) the Borrower files a petition or answer seeking reorganization or arrangement under any Debtor Relief Law or similar law of any other foreign country; or (ix) the Borrower shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Borrower to be performed complied with or abided by, and such failure is not cured within forty five days after written notice of such failure is delivered by Lender to the Borrower. “Debtor Relief Law” means the Bankruptcy Code of the United States (Title 11), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(b) Default Rate. Upon any default in payment of principal hereunder, Borrower shall pay interest on the principal balance of this Note then outstanding and on the accrued but unpaid interest from the date of such default until such default shall be cured and this Note paid in full at the rate of eighteen percent (18%), compounded annually (“Default Rate”).

(c) Remedies. Upon the occurrence of one or more Events of Default, the Lender, at its option after forty five (45) days following written notice, demand or presentment for payment to the Company, may declare the then Principal Amount of this Note, together with all other sums due under this Note, immediately due and payable, together with all accrued and unpaid the Interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Lender in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Borrower hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender at law, in equity, or under this Note.

7. Waiver by Borrower. Borrower, for itself and for any guarantors, sureties, endorsers and/or other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

8. No Waiver by Lender. No delay or failure by Lender in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive.

9. Assignment. Lender may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or becoming liable hereon.

10. Miscellaneous.

(a) This Note shall be governed by and construed in accordance with the laws of the State of California. The terms of this Note are severable, and if any provision, or the application of any provision, shall be declared invalid or unenforceable, the remaining provisions and all other applications of such provisions shall remain in full force and effect, and shall not be impaired in any way and, if possible, any invalid terms involving interest or penalties shall be revised to the extent necessary to make them valid and enforceable.

(b) This Note may not be amended (except as otherwise provided herein) or modified except by a written agreement signed by Borrower and Lender.

(c) This Note and every covenant and agreement herein contained shall be jointly and severally binding upon each party or entity executing this Note as or on behalf of Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Whenever used herein, the terms “Borrower” and “Lender” shall also mean, to the extent applicable, the successors and assigns of Borrower and Lender, and the term “including” shall mean “including, without limitation.”

(d) Borrower shall pay on demand all costs and expenses (including attorneys’ fees) incurred by Lender in connection with the enforcement of this Note if the Note is not paid in full on or before the maturity Date, whether or not suit is filed by Lender.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered as of the date first written above.

BORROWER:	LENDER

FOOTHILLS PRODUCTION I, LLC a Wyoming limited liability company	Lender hereby agrees and subscribes to the terms of this Bridge Note for funding.

BEIJING GAS BLUE SKY HOLDINGS LIMITED a Bermuda limited liability company

By:		By:

Name:	B.P. Allaire	Name:

Title:	Manager	Title:

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